EXHIBIT (n)(1)(b)

Schedule A

Schedule of Share Classes and Annual 12b-1 Distribution and Service Fees for Retail Funds

(as a % of average daily net assets)

Dated: February 1, 2021

	Classes
	A	C	I	R6
Calvert Management Series (CMS)	Distribution and Service Fee	Distribution Fee/Service Fee	Distribution Fee	Distribution Fee
Calvert Floating-Rate Advantage Fund	0.25%	0.75/0.25%	None	None
Calvert Responsible Municipal Income Fund	0.25%	0.75/0.25%	None	N/A
Calvert Flexible Bond Fund	0.25%	0.75/0.25%	None	None
The Calvert Fund (TCF)
Calvert Income Fund	0.25%	0.75/0.25%	None	N/A
Calvert Short Duration Income Fund	0.25%	0.75/0.25%	None	None
Calvert Core Bond Fund (fka Calvert Long-Term Income Fund)	0.25%	N/A	None	None
Calvert Ultra-Short Duration Income Fund	0.25%	N/A	None	None
Calvert High Yield Bond Fund	0.25%	0.75/0.25%	None	None
Calvert Responsible Index Series, Inc. (CRIS)
Calvert US Large-Cap Core Responsible Index Fund	0.25%	0.75/0.25%	None	None
Calvert US Large-Cap Growth Responsible Index Fund	0.25%	N/A	None	N/A
Calvert US Large-Cap Value Responsible Index Fund	0.25%	N/A	None	N/A
Calvert US Mid-Cap Core Responsible Index Fund	0.25%	N/A	None	N/A
Calvert International Responsible Index Fund	0.25%	N/A	None	None
Calvert Impact Fund, Inc. (CIF)
Calvert Small-Cap Fund	0.25%	0.75/0.25%	None	None
Calvert Global Energy Solutions Fund	0.25%	0.75/0.25%	None	N/A
Calvert Global Water Fund	0.25%	0.75/0.25%	None	N/A
Calvert Green Bond Fund	0.25%	N/A	None	None
Calvert Social Investment Fund (CSIF)
Calvert Balanced Fund	0.25%(2)	0.75/0.25%	None	None
Calvert Bond Fund	0.25%(3)	0.75/0.25%	None	None
Calvert Equity Fund	0.25%	0.75/0.25%	None	None
Calvert Conservative Allocation Fund	0.25%	0.75/0.25%	None	N/A
Calvert Moderate Allocation Fund	0.25%	0.75/0.25%	None	N/A
Calvert Growth Allocation Fund	0.25%	0.75/0.25%	None	N/A
Calvert World Values Fund, Inc. (CWVF)
Calvert Emerging Markets Advancement Fund	0.25%	N/A	None	N/A
Calvert Emerging Markets Equity Fund	0.25%	0.75/0.25%	None	None
Calvert International Equity Fund	0.25%	0.75/0.25%	None	None
Calvert International Opportunities Fund	0.25%	0.75/0.25%	None	None
Calvert Mid-Cap Fund	0.25%	0.75/0.25%	None	N/A

(1)The fees shown are the fees authorized by the Board to be paid to EVD under the relevant distribution plan.

(2)For Calvert Balanced Fund, the fee is applied on assets under management (AUM) over $30 million.

(3)The Master Distribution Plan for Class A Shares authorizes distribution fees of up to 0.25% annually.  The Board has authorized distribution fees of 0.20% annually.

In addition, each Fund is authorized to offer Class T shares subject to the Class T Distribution Plan. Pursuant to the Class T Distribution Plan, Funds are authorized to pay distribution fees of 0.25% annually.

Schedule of Share Classes and Annual 12b-1 Distribution and Service Fees for Variable Funds

(as a % of average daily net assets)(1)

	Classes
	F	I	Single Class
Calvert Variable Series, Inc. (CVS)	Distribution Fee	Distribution Fee	Distribution Fee
Calvert VP SRI Balanced Portfolio	0.25%	None	N/A
Calvert VP SRI Mid Cap Growth Portfolio	N/A	N/A	None
Calvert Variable Products, Inc. (CVP)
Calvert VP S&P 500 Index Portfolio	N/A	N/A	None
Calvert VP S&P MidCap 400 Index Portfolio	0.25%(2)	None	N/A
Calvert VP Russell 2000 Small Cap Index Portfolio	0.25%(2)	None	N/A
Calvert VP EAFE International Index Portfolio	0.25%(2)	None	N/A
Calvert VP Nasdaq 100 Index Portfolio	0.25%	None	N/A
Calvert VP Investment Grade Bond Index Portfolio	0.25%	None	N/A
Calvert VP Volatility Managed Moderate Portfolio	0.25%	N/A	N/A
Calvert VP Volatility Managed Moderate Growth Portfolio	0.25%	N/A	N/A
Calvert VP Volatility Managed Growth Portfolio	0.25%	N/A	N/A

(1)      As described in the Funds’ registration statement, each Fund also makes payments under a Shareholder Servicing Plan.

(2)      The Master Distribution Plan for Calvert Variable Products, Inc. authorizes distribution and service fees of up to 0.25% annually.  The Board of Directors has authorized distribution fees of 0.20% annually for these Funds.